Exhibit 21

SUBSIDIARIES OF IDEX CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION
Flow Management Devices, LLC	Arizona, USA
ADS Environmental Services Pty Limited	Australia
Fast and Fluid Management Australia Pty., Ltd.	Australia
IDEX Holdings GmbH	Austria
iPEK Spezial TV GmbH	Austria
BarbIDEX International SRL	Barbados
Toptech Systems NV	Belgium
IDEX do Brasil Servicos e Vendas Ltda.	Brazil
ADS Environmental Technologies Inc.	Canada
Fluid Management Canada Inc.	Canada
Knight (Canada) Limited	Canada
Quadro Engineering Corp.	Canada
Viking Pump of Canada, Inc.	Canada
Harden Autotech (Shenzen) Co., Ltd	China
IDEX Dinglee Technology (Tianjin) Co., Ltd.	China
IDEX Technology (Suzhou) Co., Ltd.	China
IDEX Trading (Shanghai) Co., Ltd	China
Richter EP (Nanjing) Co. Ltd.	China
Roplan Machinery (Ningbo) Co., Ltd.	China
Roplan Sales (Ningbo) Co., Ltd.	China
SFC KOENIG Flow Control (Suzhou) Co. Limited	China
ABEL 1 LLC	Delaware, USA
Abel Pumps, LP	Delaware, USA
ADS Corp.	Delaware, USA
ADS LLC	Delaware, USA
Advanced Flow Solutions, Inc.	Delaware, USA
Advanced Thin Films, Inc.	Delaware, USA
AirTech Group, Inc	Delaware, USA
AirTech Holdings, LLC	Delaware, USA
AirTech-Pump Holdings Corp.	Delaware, USA
AirTech-Valve Holdings Corp.	Delaware, USA
Akron Brass Company	Delaware, USA
Band-It-IDEX, Inc.	Delaware, USA
CVI Laser, LLC	Delaware, USA
Fluid Management Operations, Inc.	Delaware, USA
Fluid Management, Inc.	Delaware, USA
Hale Products, Inc.	Delaware, USA
IDEX Health & Science LLC	Delaware, USA
IDEX Holdings, Inc.	Delaware, USA
IDEX MPT Inc.	Delaware, USA
IDEX Service Corp.	Delaware, USA
Knight LLC	Delaware, USA
Knight, Inc.	Delaware, USA

SUBSIDIARY	JURISDICTION OF INCORPORATION
Liquid Controls Holdings LLC	Delaware, USA
Microfluidics International Corporation	Delaware, USA
Micropump, Inc.	Delaware, USA
Nova Technologies Corporation	Delaware, USA
Pulsafeeder, Inc.	Delaware, USA
Richter Pumps & Valves Inc.	Delaware, USA
SFC Koenig LLC	Delaware, USA
US Valve Corporation	Delaware, USA
Viking Pump, Inc.	Delaware, USA
Warren Rupp, Inc.	Delaware, USA
Toptech Systems, Inc.	Florida, USA
IDEX SAS	France
Abel GmbH	Germany
AIRTECH Europe GmbH	Germany
AWG Fittings GmbH	Germany
IDEX Europe GmbH	Germany
IDEX Leasing GmbH	Germany
iPEK International GmbH	Germany
LUKAS Hydraulik GmbH	Germany
Melles Griot GmbH	Germany
PP AWG GmbH	Germany
Richter Chemie-Technik GmbH	Germany
SFC Koenig Beteilgungs GmbH	Germany
SFC Koenig GmbH	Germany
thinXXS Microtechnology AG	Germany
Vetter GmbH	Germany
KVT-Koenig Holding Limited	Hong Kong
IDEX Sourcing Corporation	Illinois, USA
IDEX India Private Limited	India
Banjo Corporation	Indiana, USA
IDEX Pump Technologies (Ireland) Limited	Ireland
Alfa Valvole S.r.l.	Italy
Banjo Europe S.r.l.	Italy
FAST & Fluid Management S.r.l.	Italy
IDEX Italy S.r.l.	Italy
Novotema S.p.A	Italy
S.A.M.P.I. S.p.A.	Italy
IDEX Health & Science KK	Japan
IDEX Japan GK	Japan
IDEX Korea, Ltd	Korea
AEGIS Flow Technologies, L.L.C.	Louisiana, USA
IDEX Mexico S.A. de C.V.	Mexico
Gast Manufacturing, Inc.	Michigan, USA
Fast & Fluid Management B.V.	Netherlands
IDEX Optical Technologies B.V.	Netherlands
The Harden Corporation	New Jersey, USA

SUBSIDIARY	JURISDICTION OF INCORPORATION
Roplan Sales Inc.	Oregon, USA
Hurst Jaws of Life, Inc.	Pennsylvania, USA
PPE International LLC	Saudi Arabia
IDEX Asia Pacific Pte. Ltd.	Singapore
Abel Equipos, S.A.	Spain
Airtech Europe Spain S.L.	Spain
Velcora Holding AB	Sweden
Roplan Sales AB	Sweden
Steridose Sales AB	Sweden
SFC Koenig AG	Switzerland
XAM Swiss Holding I GmbH	Switzerland
PPE, LLC	Texas, USA
IDEX Middle East FZE	United Arab Emirates
Band-It Company Limited	United Kingdom
CVI Laser Limited	United Kingdom
FTL Seals Technology Limited	United Kingdom
Gast Group Ltd	United Kingdom
Godiva Limited	United Kingdom
Godiva Products Limited	United Kingdom
Hale Products Europe Limited	United Kingdom
IDEX UK Investment Ltd	United Kingdom
IDEX UK Ltd.	United Kingdom
Knight UK Ltd	United Kingdom
Matcon (R&D) Limited	United Kingdom
Matcon Group Limited	United Kingdom
Matcon Limited	United Kingdom
Precision Polymer Engineering Limited	United Kingdom
Roplan Ltd	United Kingdom
Seals Limited	United Kingdom
Wright Flow Technologies Limited	United Kingdom
Trebor International, Inc.	Utah, USA